July 2026

Pricing Supplement No. 16,688

Registration Statement Nos. 333-293641; 333-293641-01

Dated July 10, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM (each referred to as an “underlying”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the closing level of each underlying on any of the calculation days is greater than or equal to 81% of its respective starting level, which we refer to as the call threshold level, for a call payment equal to the face amount plus a call premium. The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of 11.10% per annum. No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called, you will receive at maturity a cash payment per security as follows:

oIf the ending level of any underlying is less than its respective call threshold level but the ending level of each underlying is greater than or equal to 70% of its respective starting level, which we refer to as the respective threshold level, you will receive a maturity payment amount of $1,000 per $1,000 security.

oIf the ending level of any underlying is less than its respective threshold level, investors will be exposed to the full decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 70% of the face amount of the securities and could be zero.

￭Investors may lose a significant portion, or all, of the face amount of the securities

￭The securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying in exchange for the possibility of receiving a call payment or maturity payment amount greater than the face amount of the securities if each underlying closes at or above the respective call threshold level on a calculation day or the final calculation day, respectively.

￭Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much.

￭Investors will not participate in any appreciation of any underlying.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings

The current estimated value of the securities is $949.30 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 5.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$25.75	$974.25
Total	$8,003,000	$206,077.25	$7,796,922.75

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026  Prospectus dated April 8, 2026

Morgan Stanley  Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	January 15, 2030, subject to postponement if the final calculation day is postponed
Underlyings:

Russell 2000® Index (the “RTY Index”), iShares® Expanded Tech-Software Sector ETF (the “IGV Shares”) and the Dow Jones Industrial AverageSM (the “INDU Index”)

The Russell 2000® Index and the Dow Jones Industrial AverageSM are sometimes collectively referred to herein as the “Indices” and individually as an “Index,” and the iShares® Expanded Tech-Software Sector ETF is sometimes individually referred to herein as a “Fund.”

Fund underlying index:	S&P North American Expanded Technology Software IndexTM
Fund underlying index sponsor:	S&P® Dow Jones Indices LLC, or any successor thereof
Aggregate face amount:	$8,003,000
Automatic call:

If, on any calculation day, beginning on July 15, 2027, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The securities will not be automatically called on any call settlement date if the closing level of any underlying is below its call threshold level on the related calculation day.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of any underlying on the applicable calculation day significantly exceeds its call threshold level. You will not participate in any appreciation of any underlying.

Call payment:	The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate set forth on the cover of this document, as follows:
	●1st calculation day:	$1,111.00 which corresponds to a call premium of 11.10%
	●2nd calculation day:	$1,120.25 which corresponds to a call premium of 12.025%
	●3rd calculation day:	$1,129.50 which corresponds to a call premium of 12.95%
	●4th calculation day:	$1,138.75 which corresponds to a call premium of 13.875%
	●5th calculation day:	$1,148.00 which corresponds to a call premium of 14.80%
	●6th calculation day:	$1,157.25 which corresponds to a call premium of 15.725%
	●7th calculation day:	$1,166.50 which corresponds to a call premium of 16.65%
	●8th calculation day:	$1,175.75 which corresponds to a call premium of 17.575%
	●9th calculation day:	$1,185.00 which corresponds to a call premium of 18.50%
	●10th calculation day:	$1,194.25 which corresponds to a call premium of 19.425%
	●11th calculation day:	$1,203.50 which corresponds to a call premium of 20.35%
	●12th calculation day:	$1,212.75 which corresponds to a call premium of 21.275%
	●13th calculation day:	$1,222.00 which corresponds to a call premium of 22.20%
	●14th calculation day:	$1,231.25 which corresponds to a call premium of 23.125%
	●15th calculation day:	$1,240.50 which corresponds to a call premium of 24.05%
	●16th calculation day:	$1,249.75 which corresponds to a call premium of 24.975%
	●17th calculation day:	$1,259.00 which corresponds to a call premium of 25.90%
	●18th calculation day:	$1,268.25 which corresponds to a call premium of 26.825%

July 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

	●19th calculation day:	$1,277.50 which corresponds to a call premium of 27.75%
	●20th calculation day:	$1,286.75 which corresponds to a call premium of 28.675%
	●21st calculation day:	$1,296.00 which corresponds to a call premium of 29.60%
	●22nd calculation day:	$1,305.25 which corresponds to a call premium of 30.525%
	●23rd calculation day:	$1,314.50 which corresponds to a call premium of 31.45%
	●24th calculation day:	$1,323.75 which corresponds to a call premium of 32.375%
	●25th calculation day:	$1,333.00 which corresponds to a call premium of 33.30%
	●26th calculation day:	$1,342.25 which corresponds to a call premium of 34.225%
	●27th calculation day:	$1,351.50 which corresponds to a call premium of 35.15%
	●28th calculation day:	$1,360.75 which corresponds to a call premium of 36.075%
	●29th calculation day:	$1,370.00 which corresponds to a call premium of 37.00%
	●30th calculation day:	$1,379.25 which corresponds to a call premium of 37.925%
	●Final calculation day:	$1,388.50 which corresponds to a call premium of 38.85%
No further payments will be made on the securities once they have been called.
Calculation days:	Monthly, as follows:
	●1st calculation day:	July 15, 2027*
	●2nd calculation day:	August 16, 2027*
	●3rd calculation day:	September 15, 2027*
	●4th calculation day:	October 15, 2027*
	●5th calculation day:	November 15, 2027*
	●6th calculation day:	December 15, 2027*
	●7th calculation day:	January 18, 2028*
	●8th calculation day:	February 15, 2028*
	●9th calculation day:	March 15, 2028*
	●10th calculation day:	April 17, 2028*
	●11th calculation day:	May 15, 2028*
	●12th calculation day:	June 15, 2028*
	●13th calculation day:	July 17, 2028*
	●14th calculation day:	August 15, 2028*
	●15th calculation day:	September 15, 2028*
	●16th calculation day:	October 16, 2028*
	●17th calculation day:	November 15, 2028*
	●18th calculation day:	December 15, 2028*
	●19th calculation day:	January 16, 2029*
	●20th calculation day:	February 15, 2029*
	●21st calculation day:	March 15, 2029*
	●22nd calculation day:	April 16, 2029*
	●23rd calculation day:	May 15, 2029*

July 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

	●24th calculation day:	June 15, 2029*
	●25th calculation day:	July 16, 2029*
	●26th calculation day:	August 15, 2029*
	●27th calculation day:	September 17, 2029*
	●28th calculation day:	October 15, 2029*
	●29th calculation day:	November 15, 2029*
	●30th calculation day:	December 17, 2029*
	●Final calculation day:	January 10, 2030*
Call settlement date:	Three business days after the applicable calculation day.*
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security as follows:

￭if the ending level of any underlying is less than its respective call threshold level but the ending level of each underlying is greater than or equal to its respective threshold level:

$1,000; or

￭if the ending level of any underlying is less than its respective threshold level:

$1,000 × performance factor of the lowest performing underlying

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Lowest performing underlying:	The underlying with the lowest performance factor
Performance factor:	With respect to each underlying, the ending level divided by the starting level
Starting level:

With respect to the Russell 2000® Index: 2,977.805, its closing level on the pricing date.

With respect to the iShares® Expanded Tech-Software Sector ETF: $92.41, its closing price on the pricing date.

With respect to the Dow Jones Industrial AverageSM: 52,637.01, its closing level on the pricing date.

Call threshold level:

With respect to the Russell 2000® Index: 2,412.02205, which is equal to 81% of its starting level.

With respect to the iShares® Expanded Tech-Software Sector ETF: $74.8521, which is equal to 81% of its starting level.

With respect to the Dow Jones Industrial AverageSM: 42,635.9781, which is equal to 81% of its starting level.

Ending level:

With respect to each of the RTY Index and the INDU Index, the closing level on the final calculation day.

With respect to the IGV Shares, the closing price of one IGV Share on the final calculation day multiplied by the adjustment factor on such day.

Threshold level:

With respect to the Russell 2000® Index: 2,084.4635, which is equal to 70% of its starting level.

With respect to the iShares® Expanded Tech-Software Sector ETF: $64.687, which is equal to 70% of its starting level.

With respect to the Dow Jones Industrial AverageSM: 36,845.907, which is equal to 70% of its starting level.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	July 10, 2026
Original issue date:	July 15, 2026 (3 business days after the pricing date)
Adjustment factor:

The “adjustment factor” means, 1.0, subject to adjustment in the event of certain events affecting the Fund. See “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement for principal at risk securities.

July 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

CUSIP / ISIN:	61781GNY3 / US61781GNY34
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

July 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $949.30.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts, the call threshold levels, and the threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

July 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030 (the “securities”) may be appropriate for investors who:

￭Seek the potential for a fixed return if each underlying has appreciated at all as of any of the calculation days in lieu of full participation in any potential appreciation of any or all of the underlyings;

￭Understand that if the closing level of any underlying is less than its respective call threshold level on each calculation day, they will not receive any positive return on their investment in the securities, and that if the closing level of any underlying on the final calculation day has declined by more than 30% from its starting level, they will be fully exposed to the decline in the lowest performing underlying from its starting level and will lose more than 30%, and possibly all, of the face amount of their securities at maturity;

￭Understand that the term of the securities may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later calculation day if the securities are called on an earlier calculation day;

￭Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and that they will not benefit in any way from the performance of the better performing underlyings;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭Understand and are willing to accept the full downside risks of each underlying;

￭Are willing to forgo interest payments on the securities and dividends on securities included in the underlyings; and

￭Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that, if the closing level of any underlying is less than its respective call threshold level on each calculation day, they will not receive any positive return on their investment in the securities;

￭Are unwilling to accept the risk that the closing level of any underlying on the final calculation day may decline by more than 30% from its respective starting level to its ending level, in which case they will lose a significant portion or all of their investment;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlyings;

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

￭Seek exposure to the upside performance of any or each underlying beyond the applicable call premiums;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Russell 2000® Index Overview,” “iShares® Expanded Tech-Software Sector ETF Overview” and “Dow Jones Industrial AverageSM Overview” below.

July 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

July 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from its respective starting level to its respective closing level on the applicable calculation day.

July 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are called will be determined by reference to the closing level of each underlying on the calculation days, and the maturity payment amount, if any, will be determined by reference to the closing level of each underlying on the final calculation day. The actual starting levels, call threshold levels and threshold levels are set forth under “Final Terms” above. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	3.5 years
Call payments:	The call payment will be an amount in cash per face amount for each calculation day, as follows:
	Call Payment
	1st calculation day:	$1,111.00
	2nd calculation day:	$1,120.25
	3rd calculation day:	$1,129.50
	4th calculation day:	$1,138.75
	5th calculation day:	$1,148.00
	6th calculation day:	$1,157.25
	7th calculation day:	$1,166.50
	8th calculation day:	$1,175.75
	9th calculation day:	$1,185.00
	10th calculation day:	$1,194.25
	11th calculation day:	$1,203.50
	12th calculation day:	$1,212.75
	13th calculation day:	$1,222.00
	14th calculation day:	$1,231.25
	15th calculation day:	$1,240.50
	16th calculation day:	$1,249.75
	17th calculation day:	$1,259.00
	18th calculation day:	$1,268.25
	19th calculation day:	$1,277.50
	20th calculation day:	$1,286.75
	21st calculation day:	$1,296.00
	22nd calculation day:	$1,305.25
	23rd calculation day:	$1,314.50
	24th calculation day:	$1,323.75
	25th calculation day:	$1,333.00
	26th calculation day:	$1,342.25
	27th calculation day:	$1,351.50
	28th calculation day:	$1,360.75
	29th calculation day:	$1,370.00

July 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

	30th calculation day:	$1,379.25
	Final calculation day:	$1,388.50
Hypothetical starting level:	With respect to the RTY Index: 100 With respect to the IGV Shares: $100 With respect to the INDU Index: 100
Hypothetical call threshold level:

With respect to the RTY Index: 81, which is 81% of its hypothetical starting level

With respect to the IGV Shares: $81, which is 81% of its hypothetical starting level

With respect to the INDU Index: 81, which is 81% of its hypothetical starting level

Hypothetical threshold level:

With respect to the RTY Index: 70, which is 70% of its hypothetical starting level

With respect to the IGV Shares: $70, which is 70% of its hypothetical starting level

With respect to the INDU Index: 70, which is 70% of its hypothetical starting level

* The hypothetical starting level for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying. The actual starting levels, call threshold levels and threshold levels are set forth under “Final Terms” above. For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

July 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Automatic Call:

Example 1 — the securities are called following the second calculation day

Date	RTY Index Closing Level	IGV Shares Closing Level	INDU Index Closing Level	Payment (per Security)
1st Calculation Day	80 (below the call threshold level)	$120 (at or above the call threshold level)	140 (at or above the call threshold level)	--
2nd Calculation Day	110 (at or above the call threshold level)	$125 (at or above the call threshold level)	135 (at or above the call threshold level)	$1,120.25

In this example, on the first calculation day, the closing levels of two of the underlyings are at or above their respective call threshold levels, but the closing level of the other underlying is below its respective call threshold level. Therefore, the securities are not called. On the second calculation day, the closing level of each underlying is at or above the respective call threshold level. Therefore, the securities are automatically called on the second call settlement date. Investors will receive a payment of $1,120.25 per security on the related call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in any underlying.

How to calculate the payment investors will receive at maturity:

In the following examples, one or more of the underlyings close below the respective call threshold level(s) on each of the calculation days prior to the final calculation day, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

	RTY Index Ending Level	IGV Shares Ending Level	INDU Index Ending Level	Maturity Payment Amount (per Security)
Example 1:	150 (at or above its call threshold level)	$140 (at or above its call threshold level)	142 (at or above its call threshold level)	$1,388.50
Example 2:	80 (below its call threshold level but at or above its threshold level)	$110 (at or above its call threshold level and threshold level)	120 (at or above its call threshold level and threshold level)	$1,000
Example 3:	125 (at or above its call threshold level and threshold level)	$40 (below its threshold level)	120 (at or above its call threshold level and threshold level)	$1,000 × ($40 / $100) = $400
Example 4:	20 (below its threshold level)	$80 (below its call threshold level but at or above its threshold level)	120 (at or above its call threshold level and threshold level)	$1,000 × (20 / 100) = $200
Example 5:	45 (below its threshold level)	$40 (below its threshold level)	20 (below its threshold level)	$1,000 × (20 / 100) = $200

In example 1, the ending level of each underlying is at or above its respective call threshold level. Therefore, investors receive at maturity the call payment applicable to the final calculation day. Investors do not participate in any appreciation in any underlying.

In example 2, the ending levels of two of the underlyings are at or above their call threshold levels and threshold levels, but the ending level of the other underlying is below its call threshold level and at or above its threshold level. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any underlying.

In example 3, the ending levels of two of the underlyings are at or above their call threshold levels and threshold levels, but the ending level of the other underlying is below its respective threshold level. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount times the performance factor of the IGV Shares, which is the lowest performing underlying in this example.

July 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

In example 4, the ending level of one of the underlyings is at or above its call threshold level and threshold level, the ending level of one of the underlyings is below its call threshold level and at or above its threshold level, and the ending level of the other underlying is below its respective threshold level. Therefore, investors are exposed to the downside performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount the performance factor of the RTY Index, which is the lowest performing underlying in this example.

In example 5, the ending level of each underlying is below its respective threshold level, and investors receive at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. Therefore, the maturity payment amount equals the face amount times the performance factor of the INDU Index, which is the lowest performing underlying in this example.

If the ending level of any underlying is below its respective threshold level, you will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 70% of the face amount per security and could be zero.

July 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending level of any underlying is less than its respective threshold level of 70% of its starting level, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. In this case, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

￭The appreciation potential of the securities is limited by the call payment specified for each calculation day. The appreciation potential of the securities is limited to the call payment specified for each calculation day if each underlying closes at or above its respective call threshold level on any calculation day. In all cases, you will not participate in any appreciation of any underlying, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective starting level, call threshold level and threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying, odividend rates on the securities underlying the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of such underlyings,

othe occurrence of certain events affecting the Fund that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the level of any underlying at the time of sale is near or below its threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a maturity payment amount that is significantly less than the face amount. See “Russell 2000® Index Overview,” “iShares® Expanded Tech-Software Sector ETF Overview” and “Dow Jones Industrial AverageSM Overview” below.

July 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings. Investing in the securities is not equivalent to investing in the underlyings or the component stocks or any underlying. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first year of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 4 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

July 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the call threshold levels, the threshold levels and the ending levels and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level in the event of a market disruption event or discontinuance of any of the underlyings. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the Indices or fund underlying index), including trading in the shares of the Fund or the stocks that constitute the Indices or the fund underlying index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the shares of the Fund or the stocks that constitute the Indices or fund underlying index and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on the calculation days so that the securities are called for the call payment (depending also on the performance of the other underlyings) and (ii) the threshold level for such underlying, which is the level at or above which such underlying must close on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the calculation days, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

July 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, the securities may be subject to the “constructive ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a security. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive the call premium, each underlying must close at or above its respective starting level on the applicable calculation day. In addition, if the securities have not been called and any underlying has declined to below its respective threshold level as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 70% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭The securities are subject to risks associated with small-capitalization companies. The Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the software sector. All or substantially all of the equity securities held by the iShares® Expanded Tech-Software Sector ETF are issued by companies whose primary line of business is directly associated with the design, distribution, manufacture and sale of software. As a result, the value of the Trigger PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The values of companies that are involved in the software industry, such as application software, systems software and home entertainment software sub-industries, are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation, changes in the prices and availability of raw materials and competition in the software industry, both domestically and internationally, including competition from foreign competitors with potentially lower productions costs. Such companies may also be heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, such companies may face competition for the services of, and difficulties in employing and retaining, qualified personnel.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or

July 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭Adjustments to the Indices could adversely affect the value of the securities. The publisher of any Index may add, delete or substitute the stocks constituting such Index or make other methodological changes that could change the value of such Index. The publisher of such Index may discontinue or suspend calculation or publication of such Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index on any calculation day, the determination of whether the securities will be called or the amount payable at maturity, if any, will be based on the value of such Index, based on the closing prices of the stocks constituting such Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such Index last in effect prior to such discontinuance, as compared to the relevant starting level or threshold level, as applicable (depending also on the performance of the other underlyings).

￭Adjustments to the Fund or to the fund underlying index could adversely affect the value of the securities. The investment adviser to the IGV Shares, BlackRock Fund (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the fund underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the securities of the Fund. Any of these actions could adversely affect the price of the shares of the Fund and, consequently, the value of the securities. In addition, the fund underlying index sponsor of the Fund is responsible for calculating and maintaining the fund underlying index. The fund underlying index sponsor may add, delete or substitute the securities constituting the fund underlying index or make other methodological changes that could change the value of the shares of the Fund. The fund underlying index sponsor may also discontinue or suspend calculation or publication of a fund underlying index at any time. If this discontinuance or suspension occurs following the termination of the Fund, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the values of the shares of the Fund and, consequently, the value of the securities.

￭The performance and market price of the Fund, particularly during periods of market volatility, may not correlate with the performance of the fund underlying index, the performance of the component stocks of the fund underlying index or the net asset value per share of the Fund. The Fund does not fully replicate the fund underlying index, and may hold securities that are different than those included in the fund underlying index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the fund underlying index. All of these factors may lead to a lack of correlation between the performance of the Fund and the fund underlying index. In addition, because the shares of the Fund are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from the net asset value per share of the Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting the Fund may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the Fund, and their ability to create and redeem shares of the Fund may be disrupted. Under these circumstances, the market price of shares of the Fund may vary substantially from the net asset value per share of Fund or the level of the fund underlying index.

For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of the fund underlying index, the performance of the component stocks of the fund underlying index or the net asset value per share of the Fund. Any of these events could materially and adversely affect the prices of the shares of the Fund and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the Fund on the final calculation day, even if any of the shares of the Fund is underperforming the fund underlying index or the component stocks of the fund underlying index and/or trading below the net asset value per share of the Fund.

July 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the Fund. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the Fund. However, the calculation agent will not make an adjustment for every event that could affect the Fund. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at any time, including on the final calculation day, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

July 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the RTY Index for the period from January 1, 2021 through July 10, 2026. The closing level of the RTY Index on July 10, 2026 was 2,977.805. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The RTY Index has at times experienced periods of high volatility. You should not take the historical levels of the RTY Index as an indication of its future performance, and no assurance can be given as to the closing level of the RTY Index at any time, including on the calculation days.

Russell 2000® Index Daily Closing Levels January 1, 2021 to July 10, 2026

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

July 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

iShares® Expanded Tech-Software Sector ETF Overview

The iShares® Expanded Tech-Software Sector ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the S&P North American Expanded Technology Software IndexTM. The underlying fund manager with respect to the iShares® Expanded Tech-Software Sector ETF is iShares® Trust (“iShares”), which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-92935 and 811-09729, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding iShares® Expanded Tech-Software Sector ETF is accurate or complete.

The following graph sets forth the daily closing prices of the IGV Shares for the period from January 1, 2021 through July 10, 2026. The closing price of the IGV Shares on July 10, 2026 was $92.41. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The IGV Shares has at times experienced periods of high volatility. You should not take the historical levels of the IGV Shares as an indication of its future performance, and no assurance can be given as to the closing price of the IGV Shares at any time, including on the calculation days.

iShares® Expanded Tech-Software Sector ETF Daily Closing Prices January 1, 2021 to July 10, 2026

This document relates only to the securities referenced hereby and does not relate to the IGV Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IGV Shares (and therefore the price of the IGV Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IGV Shares.

July 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IGV Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IGV Shares.

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P North American Expanded Technology Software IndexTM. The S&P North American Expanded Technology Software IndexTM is managed by S&P Dow Jones Indices LLC and is a modified market capitalization-weighted index that is designed to measure the performance of U.S. traded securities from the software industry and select companies from the interactive home entertainment and interactive media and services industries in the U.S. and Canada, as determined by S&P Dow Jones Indices LLC.

July 2026 Page 22

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P® Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the INDU Index for the period from January 1, 2021 through July 10, 2026. The closing level of the INDU Index on July 10, 2026 was 52,637.01. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The INDU Index has at times experienced periods of high volatility. You should not take the historical levels of the INDU Index as an indication of its future performance, and no assurance can be given as to the closing level of the INDU Index at any time, including on the calculation days.

Dow Jones Industrial AverageSM Daily Closing Levels January 1, 2021 to July 10, 2026

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

July 2026 Page 23

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United states federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the potential application of the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”), as described in the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying tax supplement. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the potential application of the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

July 2026 Page 24

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley,

July 2026 Page 25

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the iShares® Expanded Tech-Software Sector ETF and the Dow Jones Industrial AverageSM due January 15, 2030

MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement, in the tax supplement or in the prospectus.

July 2026 Page 26